Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 4th QUARTER 2008 RESULTS

El Segundo, California, February 11, 2009 – DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2008. Net income for the three months ended December 31, 2008 was $98.4 million, or $0.94 per share, as compared to $85.7 million, or $0.79 per share, for the same period of 2007.

Net income for the year ended December 31, 2008 was $374.2 million, or $3.53 per share, as compared to $340.3 million, or $3.17 per share, for the same period of 2007, excluding after-tax gains from insurance settlements, after-tax gains on the sale of investment securities and the valuation gain on the Company’s alliance and product supply agreement with Gambro Renal Products. Net income for the year ended December 31, 2007 including these items was $381.8 million, or $3.55 per share.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2008 operating cash flow was $556 million and free cash flow was $451 million. For the three months ended December 31, 2008 operating cash flow was $184 million and free cash flow was $145 million.

•

Operating Income: Operating income for the three months ended December 31, 2008 was $212 million as compared to $195 million for 2007. Operating income for the year ended December 31, 2008 was $822 million, as compared to $800 million for the same period of 2007, excluding pre-tax gains from insurance settlements of $6.8 million and the pre-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products of $55 million. Operating income for the year ended December 31, 2007 including these items was $862 million.

•

Volume: Total treatments for the fourth quarter of 2008 were 4,172,468, or 52,484 treatments per day, representing a per day increase of 4.9% over the fourth quarter of 2007. Non-acquired treatment growth in the quarter was 4.0% over the prior year’s fourth quarter.

•

Effective Tax Rate: The effective tax rate was 37.7% and 38.6% for the three and twelve months ended December 31, 2008, respectively. The 2008 effective tax rate included certain one time benefits. We are projecting our 2009 effective tax rate to be in a range of 39.5% to 40.5%.

•

Share Repurchases: During the fourth quarter of 2008, and for the year ended December 31, 2008, we repurchased a total of 1,327,528 and 4,788,881 shares, respectively, of our common stock for $63.0 million and $232.7 million, or an average price of $47.49 and $48.59 per share, respectively, pursuant to previously announced Board authorizations. We have not repurchased any additional shares of our common stock subsequent to December 31, 2008.

•

Center Activity: As of December 31, 2008, we operated or provided administrative services at 1,449 outpatient dialysis centers serving approximately 112,000 patients, of which 1,426 centers are consolidated in our financial statements. During the fourth quarter of 2008, we acquired 4 centers, opened 26 new centers, merged 3 centers, closed 3 centers, ceased operations at 1 joint venture in which we owned a minority interest, and provided management and administrative services to 1 additional center.

Outlook

Our operating income guidance for 2009 remains unchanged at a range of $820-$880 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the fourth quarter and year ended December 31, 2008 on February 11, 2009 at 9:30 a.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2009 operating results and our 2009 expected effective tax rate. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended September 30, 2008. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates or the structure of payments under the Medicare ESRD Program which result in lower reimbursement for services we provide to Medicare patients,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Net operating revenues	$1,461,010	$1,354,869	$5,660,173	$5,264,151
Operating expenses and charges:
Patient care costs	1,011,344	927,503	3,920,487	3,590,344
General and administrative	133,659	134,987	508,240	491,236
Depreciation and amortization	56,244	51,392	216,917	193,470
Provision for uncollectible accounts	36,796	34,996	146,229	136,682
Minority interests and equity income, net	11,367	10,728	46,535	45,485
Valuation gain on alliance and product supply agreement	—	—	—	(55,275)

Total operating expenses and charges	1,249,410	1,159,606	4,838,408	4,401,942

Operating income	211,600	195,263	821,765	862,209
Debt expense	(55,825)	(62,651)	(224,716)	(257,147)
Other income	2,080	5,329	12,411	22,460

Income before income taxes	157,855	137,941	609,460	627,522
Income tax expense	59,490	52,224	235,300	245,744

Net income	$98,365	$85,717	$374,160	$381,778

Earnings per share:
Basic earnings per share	$0.95	$0.80	$3.56	$3.61

Diluted earnings per share	$0.94	$0.79	$3.53	$3.55

Weighted average shares for earnings per share:
Basic	103,897,138	106,885,553	105,149,448	105,893,052

Diluted	104,530,333	108,250,536	105,939,725	107,418,240

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$374,160	$381,778
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	216,917	193,470
Valuation gain on alliance and product supply agreement	—	(55,275)
Stock-based compensation expense	41,235	34,149
Tax benefits from stock award exercises	13,988	32,788
Excess tax benefits from stock award exercises	(8,013)	(25,541)
Deferred income taxes	94,912	18,601
Minority interests in income of consolidated subsidiaries	47,331	46,702
Distributions to minority interests	(57,770)	(48,029)
Equity investment income	(796)	(1,217)
Loss (gain) on disposal of assets	15,216	(2,825)
Non-cash debt and non-cash rent charges	11,794	12,713
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(149,939)	15,911
Inventories	(2,715)	11,271
Other receivables and other current assets	(40,960)	(61,049)
Other long-term assets	(11,929)	(14,528)
Accounts payable	57,422	(9,216)
Accrued compensation and benefits	(31,602)	9,691
Other current liabilities	8,871	657
Income taxes	(30,258)	(12,779)
Other long-term liabilities	8,067	5,764

Net cash provided by operating activities	555,931	533,036

Cash flows from investing activities:
Additions of property and equipment, net	(317,962)	(272,212)
Acquisitions and purchases of other ownership interests	(126,368)	(127,094)
Proceeds from asset sales	530	12,289
Purchase of investments available for sale	(2,009)	(52,085)
Purchase of investments held-to-maturity	(21,048)	(23,061)
Proceeds from sale of investments available for sale	21,291	32,274
Proceeds from maturities of investments held-to-maturity	21,355	4,795
Purchase of a non-controlling ownership interest in an unconsolidated joint venture	—	(17,550)
Contributions from minority owners	30,316	18,463
Purchase of intangible assets	(65)	(2,291)

Net cash used in investing activities	(393,960)	(426,472)

Cash flows from financing activities:
Borrowings	17,089,018	13,113,640
Payments on long-term debt	(17,102,569)	(13,160,942)
Deferred financing costs	(130)	(4,511)
Purchase of treasury stock	(232,715)	(6,350)
Excess tax benefits from stock award exercises	8,013	25,541
Stock award exercises and other share issuances, net	40,247	62,902

Net cash (used in) provided by financing activities	(198,136)	30,280

Net (decrease) increase in cash and cash equivalents	(36,165)	136,844
Cash and cash equivalents at beginning of period	447,046	310,202

Cash and cash equivalents at end of period	$410,881	$447,046

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	December 31, 2008	December 31, 2007
Cash and cash equivalents	$410,881	$447,046
Short-term investments	35,532	40,278
Accounts receivable, less allowance of $211,222 and $195,953	1,075,457	927,949
Inventories	84,174	80,173
Other receivables	239,165	198,744
Other current assets	33,761	34,482
Income tax receivable	32,138	—
Deferred income taxes	217,196	247,578

Total current assets	2,128,304	1,976,250
Property and equipment, net	1,048,075	939,326
Amortizable intangibles, net	160,521	183,042
Investments in third-party dialysis businesses	19,274	19,446
Long-term investments	5,656	22,562
Other long-term assets	47,330	35,401
Goodwill	3,876,931	3,767,933

	$7,286,091	$6,943,960

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$282,883	$225,461
Other liabilities	495,239	486,151
Accrued compensation and benefits	312,216	334,961
Current portion of long-term debt	72,725	23,431
Income taxes payable	—	16,492

Total current liabilities	1,163,063	1,086,496
Long-term debt	3,622,421	3,683,887
Other long-term liabilities	101,442	83,448
Alliance and product supply agreement, net	35,977	41,307
Deferred income taxes	244,884	166,055
Minority interests (fair value subject to potential put obligations—$291,000 and $330,000)	165,846	150,517
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,753,673 and 107,130,127 shares outstanding)	135	135
Additional paid-in capital	769,069	707,080
Retained earnings	1,889,450	1,515,290
Treasury stock, at cost (31,108,610 and 27,732,156 shares)	(691,857)	(487,744)
Accumulated other comprehensive loss	(14,339)	(2,511)

Total shareholders’ equity	1,952,458	1,732,250

	$7,286,091	$6,943,960

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2008
	December 31, 2008	September 30, 2008	December 31, 2007
1. Consolidated Financial Results:
Revenues	$1,461	$1,447	$1,355	$5,660
Operating income	$211.6	$207.9	$195.3	$821.8
Operating income margin	14.5%	14.4%	14.4%	14.5%
Net income	$98.4	$93.9	$85.7	$374.2
Diluted earnings per share	$0.94	$0.89	$0.79	$3.53

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue (3)	69.2%	69.5%	68.5%	69.3%
General and administrative expenses as a percent of consolidated revenue (3)	9.1%	8.9%	10.0%	9.0%
Bad debt expense as a percent of consolidated revenue	2.5%	2.6%	2.6%	2.6%
Consolidated effective tax rate	37.7%	39.8%	37.9%	38.6%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,389	$1,378	$1,310	$5,415
Direct operating expenses	1,148	1,142	1,079	4,472

Dialysis segment margin	$241	$236	$231	$943

Other – Ancillary services and strategic initiatives
Revenues	$72	$69	$45	$245
Direct operating expenses	79	74	61	279

Ancillary segment loss	$(7)	$(5)	$(16)	$(34)

Total segment margin	$234	$231	$215	$910
Reconciling items:
Stock-based compensation	(11)	(11)	(9)	(41)
Minority interests and equity income, net	(11)	(13)	(11)	(47)

Consolidated operating income	$212	$208	$195	$822

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2008
	December 31, 2008	September 30, 2008	December 31, 2007
4. Segment Business Metrics:
Dialysis and related lab services:
Volume
Treatments	4,172,468	4,091,099	3,983,542	16,217,107
Number of treatment days	79.5	79.0	79.6	313.9
Treatments per day	52,484	51,786	50,045	51,663
Per day year over year increase	4.9%	5.1%	5.6%	5.6%
Non-acquired growth year over year	4.0%	3.8%	4.6%	4.3%

Revenue
Dialysis and related lab services revenue per treatment	$332.61	$336.42	$328.11	$333.52
Per treatment (decrease) increase from previous quarter	(1.1%)	0.1%	(1.6%)	—
Per treatment increase (decrease) from previous year	1.4%	0.9%	(1.9%)	(0.2%)
Percent of consolidated revenue	95.1%	95.2%	96.7%	95.7%

Expenses
Patient care costs
Percent of segment revenue	68.6%	69.0%	67.9%	68.7%
Per treatment	$228.29	$232.50	$223.10	$229.50
Per treatment (decrease) increase from previous quarter	(1.8%)	0.7%	(0.3%)	—
Per treatment increase (decrease) from previous year	2.3%	3.9%	(2.3%)	1.2%

General and administrative expenses
Percent of segment revenue	7.6%	7.3%	8.2%	7.4%
Per treatment	$25.36	$24.68	$26.87	$24.56
Per treatment increase from previous quarter	2.8%	0.2%	7.0%	—
Per treatment (decrease) from previous year	(5.6%)	(1.8%)	(6.4%)	(5.3%)

5. Cash Flow
Operating cash flow	$184.2	$146.2	$223.3	$555.9
Operating cash flow, last twelve months	$555.9	$595.1	$533.0
Free cash flow(1)	$144.8	$119.0	$184.6	$450.7
Free cash flow, last twelve months(1)	$450.7	$491.2	$421.4
Capital expenditures:
Development and relocations	$54.7	$51.6	$60.4	$212.7
Routine maintenance/IT other	$39.4	$27.2	$39.7	$105.2
Acquisition expenditures	$25.2	$31.5	$45.3	$126.4

6. Accounts Receivable
Net receivables	$1,075	$1,057	$928
DSO	70	70	66

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2008
	December 31, 2008	September 30, 2008	December 31, 2007
7. Debt and Capital Structure
Total debt(2)	$3,691	$3,704	$3,703
Net debt, net of cash(2)	$3,281	$3,316	$3,256
Leverage ratio (see Note 1 on page 9)	2.88x	2.98x	2.99x
Overall effective weighted average interest rate during the quarter	5.77%	5.66%	6.46%
Overall effective weighted average interest rate at end of the quarter	5.10%	6.09%	6.37%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	3.48%	5.39%	5.90%
Economically fixed interest rates as a percentage of our total debt	69%	70%	74%
Share repurchases	$63.0	$—	$—	$232.7

8. Clinical (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	95%	94%	94%
90 day patients with Hb>=10 <=13	87%	87%	—
Patients with arteriovenous fistulas placed	62%	61%	59%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	This is a non-GAAP financial measure. It excludes $3.8 million, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(3)	Consolidated percentages of revenue and per treatment amounts are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands )

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2008
Net income	$374,160
Income taxes	235,300
Debt expense	224,716
Depreciation and amortization	216,917
Minority interests and equity income, net	46,535
Other	18,004
Stock-based compensation expense	41,235

“Consolidated EBITDA”	$1,156,867

December 31, 2008
Total debt, excluding debt premium of $3.8 million	$3,691,389
Letters of credit issued	50,901

3,742,290
Less: cash and cash equivalents	(410,881)

Consolidated net debt	$3,331,409

Last twelve months “Consolidated EBITDA”	$1,156,867

Leverage ratio	2.88x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.0 as of December 31, 2008. At that date the Company’s leverage ratio did not exceed 4.50 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding gains from insurance settlements, gains on the sale of investment securities and the valuation gain on the alliance and product supply agreement (the Product Supply Agreement):

We believe that net income excluding gains from insurance settlements, gains on the sale of investment securities and the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal net income for these periods by providing a measure that is more meaningful because it excludes insurance settlement gains related to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers, as well as non-recurring gains on the sale of investment securities and a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Product Supply Agreement, and accordingly is more comparable to current and prior periods and indicative of consistent net income. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to net income.

	Three months ended			Year ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income	$98,365	$93,910	$85,717	$374,160	$381,778
Less: Gains on insurance settlements	—	—	—	—	(6,779)
Gains on the sale of investment securities	—	—	—	—	(5,868)
Valuation gain	—	—	—	—	(55,275)
Add: Related income tax	—	—	—	—	26,422

	$98,365	$93,910	$85,717	$374,160	$340,278

2. Operating income excluding pre-tax gains from insurance settlements and the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding gains from insurance settlements and the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes insurance settlements gains related to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers and a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Product Supply Agreement, and accordingly is more comparable to current and prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended			Year ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Operating income	$211,600	$207,884	$195,263	$821,765	$862,209
Less: Gains on insurance settlements	—	—	—	—	(6,779)
Valuation gain	—	—	—	—	(55,275)

	$211,600	$207,884	$195,263	$821,765	$800,155

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2008
	December 31, 2008	September 30, 2008	December 31, 2007
Cash provided by operating activities	$184,170	$146,227	$223,326	$555,931
Less: Expenditures for routine maintenance and information technology	(39,412)	(27,217)	(38,688)	(105,233)

Free cash flow	$144,758	$119,010	$184,638	$450,698

	Rolling 12-Month Period
	December 31, 2008	September 30, 2008	December 31, 2007
Cash provided by operating activities	$555,931	$595,087	$533,036
Less: Expenditures for routine maintenance and information technology	(105,233)	(103,885)	(111,663)

Free cash flow	$450,698	$491,202	$421,373